EXHIBIT 99.1

QCR Holdings, Inc. Announces Net Income of $6.4 Million for the First Quarter of 2016

MOLINE, Ill., April 20, 2016 (GLOBE NEWSWIRE) -- QCR Holdings, Inc. (NASDAQ:QCRH) today announced net income of $6.4 million and diluted earnings per share (“EPS”) of $0.53 for the quarter ended March 31, 2016.  By comparison, for the quarter ended December 31, 2015, the Company reported net income of $6.8 million and diluted EPS of $0.57.  For the first quarter of 2015, the Company reported net income of $4.2 million, and diluted EPS of $0.52.

“We started out the year strong and are quite pleased with our operating performance,” commented Douglas M. Hultquist, President and Chief Executive Officer, “as net interest margin significantly expanded, organic loan growth was strong, growth in noninterest bearing deposits was solid and fee income for the quarter was robust.  Our return on average assets (“ROAA”) has improved significantly from 0.67% a year ago to 0.98% in the current quarter.  We have nearly achieved our targeted ROAA of 1.00% and we expect to continue to enhance profitability through our ongoing key initiatives.”

Net Interest Margin Expanded 18 Basis Points in First Quarter
and 34 Basis Points Year-Over-Year

Net interest income totaled $20.6 million for the quarter ended March 31, 2016.  By comparison, net interest income totaled $19.9 million and $17.8 million for the quarters ended December 31, 2015 and March 31, 2015, respectively.

“Net interest margin increased 18 basis points from the prior quarter to 3.59%,” stated Todd A. Gipple, Executive Vice President, Chief Operating Officer and Chief Financial Officer.  He added, “We were successful in improving loan yield as the impact of the December 2015 increase in the prime rate was fully recognized.  Additionally, excess liquidity was reduced by approximately $56.7 million due to very strong loan and lease growth, increasing the yield on average earning assets to 4.07%, an improvement of 17 basis points.  On the funding side, we further reduced our cost of wholesale funding by 8 basis points with the modest balance sheet restructurings that were executed in the fourth quarter of 2015 and early in the first quarter of 2016.”

Loan and Lease Growth Very Strong at 4.2% for Quarter
Swap Fee Income and Gains on the Sale of Government Guaranteed Loans Total $1.7 Million for the Quarter

During the first quarter of 2016, the Company’s total assets increased $47.5 million, or 2%, to a total of $2.64 billion, while total loans and leases grew $75.8 million.  The loan and lease growth was funded primarily by deposit growth and reductions in the securities portfolio.  Deposits grew $108.9 million, or 6%, during the quarter, while borrowings decreased $96.3 million.

“Loan and lease growth for the quarter totaled $75.8 million, or an annualized rate of 16.9%,” commented Mr. Gipple.  “Loan and lease growth was very strong in the first quarter, helping us exceed our targeted annual organic growth rate of 10-12%.  Solid loan and lease growth has continued to help us move our loan and lease to total asset ratio upward to 71%, from 69% in the fourth quarter of 2015 and from 66% one year ago.”

“Swap fee income and gains on the sale of government guaranteed loans are off to a very strong start in the first quarter of 2016, totaling $1.7 million,” said Mr. Gipple.  “We plan to continue executing these types of transactions, as they provide unique solutions for our clients.  Our goal is to grow these revenue streams to a combined $4.0 million annually.”

Nonperforming Assets Flat During the First Quarter

Nonperforming assets (“NPAs”) stayed relatively flat from the prior quarter and the ratio of nonperforming assets to total assets was 0.71% at March 31, 2016, which was down from 0.74% at December 31, 2015 and down from 1.21% a year ago.

“Although NPAs remained relatively flat from the prior quarter, we remain committed to further improving our asset quality ratios in 2016,” stated Mr. Hultquist.

The Company’s provision for loan and lease losses totaled $2.1 million for the first quarter of 2016, which was up $896 thousand from the prior quarter, and up $363 thousand compared to the first quarter of 2015.  The increase in provision was primarily due to the strong loan growth experienced this quarter.  As of March 31, 2016, the Company’s allowance to total loans and leases was 1.46%, which was up from 1.45% and 1.44% at December 31, 2015 and March 31, 2015, respectively.

The Company’s allowance to total nonperforming loans and leases was 229% at March 31, 2016, which was up from 223% at December 31, 2015, and up from 144% at March 31, 2015, as improved asset quality has resulted in an increased coverage ratio.

Capital Levels Remain Strong

The Company’s total risk-based capital ratio was 13.01%, the common equity tier 1 ratio was 10.46% and the tangible common equity to tangible common assets ratio increased to 8.74%, all as of March 31, 2016.  For comparison, these respective ratios were 10.30%, 7.24% and 5.88% as of March 31, 2015, which was the quarter prior to the Company’s capital issuance and debt restructuring previously discussed.  Both the total risk-based capital ratio and the common equity tier 1 ratio are well above the fully phased-in requirements under Basel III.  The increase in the Company’s capital ratios was primarily due to the capital raise executed in the second quarter of 2015, as well as strong earnings in the second half of 2015 and the first quarter of 2016.

Continued Focus on Seven Key Initiatives

The Company continues to focus on the following initiatives in an ongoing effort to continue to improve profitability and drive increased shareholder value:

  Target loans and leases to total assets ratio in the range of 70-75%
  Continue to reduce wholesale funding to less than 15% of assets
  Grow gains on the sale of USDA and SBA loans, and fee income on swaps, to a more significant and consistent component of core revenue
  Grow wealth management net income by 15% annually
  Eliminate identified noninterest expenses and manage annual expense growth
  Return asset quality metrics to better than peer levels
  Participate as an acquirer in the consolidation taking place in our markets to further boost ROAA, improve efficiency ratio, and increase EPS

About Us

QCR Holdings, Inc., headquartered in Moline, Illinois, is a relationship-driven, multi-bank holding company, which serves the Quad City, Cedar Rapids, Cedar Valley, and Rockford communities through its wholly owned subsidiary banks.  Quad City Bank & Trust Company, which is based in Bettendorf, Iowa, and commenced operations in 1994, Cedar Rapids Bank & Trust Company, which is based in Cedar Rapids, Iowa, and commenced operations in 2001, and Rockford Bank & Trust Company, which is based in Rockford, Illinois, and commenced operations in 2005, provide full-service commercial and consumer banking and trust and wealth management services.  Quad City Bank & Trust Company also provides correspondent banking services. In addition, Quad City Bank & Trust Company engages in commercial leasing through its wholly owned subsidiary, m2 Lease Funds, LLC, based in Milwaukee, Wisconsin.  With the acquisition of Community National Bancorporation in 2013, the Company serves the Waterloo/Cedar Falls, Iowa community through Community Bank & Trust, a division of Cedar Rapids Bank & Trust Company.

Special Note Concerning Forward-Looking Statements.  This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company.  Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “predict,” “suggest,” “appear,” “plan,” “intend,” “estimate,” ”annualize,” “may,” “will,” “would,” “could,” “should” or other similar expressions.  Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements.  These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of any future terrorist threats and attacks, and the response of the United States to any such threats and attacks; (iii) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business, including the Basel III regulatory capital reforms, the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations issued thereunder; (iv) changes in interest rates and prepayment rates of the Company’s assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the integration of acquired entities; (viii) the loss of key executives or employees; (ix) changes in consumer spending; (x)  unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices.  These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.  Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.

	As of
	March 31,		December 31,		March 31,
	2016		2015		2015

	(dollars in thousands, except share data)

CONDENSED BALANCE SHEET	Amount	%			Amount	%
Cash and due from banks	$44,931	2%	$41,742	2%	$45,138	2%
Federal funds sold and interest-bearing deposits	57,229	2%	56,164	2%	31,154	1%
Securities	537,317	20%	577,109	22%	637,404	26%
Net loans/leases	1,846,428	70%	1,771,882	68%	1,630,568	65%
Core deposit intangible	1,422	0%	1,471	0%	1,621	0%
Goodwill	3,223	0%	3,223	0%	3,223	0%
Other assets	150,123	6%	141,607	6%	142,551	6%
Total assets	$2,640,673	100%	$2,593,198	100%	$2,491,659	100%

Total deposits	$1,989,573	75%	$1,880,666	72%	$1,734,269	70%
Total borrowings	347,901	13%	444,162	17%	569,404	23%
Other liabilities	68,056	3%	42,484	2%	36,990	1%
Total stockholders' equity	235,143	9%	225,886	9%	150,996	6%
Total liabilities and stockholders' equity	$2,640,673	100%	$2,593,198	100%	$2,491,659	100%

SELECTED INFORMATION FOR COMMON STOCKHOLDERS' EQUITY
Common stockholders' equity (1)	$235,143		$225,886		$150,996
Common shares outstanding	11,814,911		11,761,083		7,991,794
Book value per common share (1)	$19.90		$19.21		$18.89
Tangible book value per common share (2)	$19.51		$18.81		$18.29
Closing stock price	$23.79		$24.29		$17.85
Market capitalization	$281,077		$285,677		$142,654
Market price / book value	119.53%		126.47%		94.48%
Market price / tangible book value	121.94%		129.15%		97.61%
Tangible common equity / total tangible assets (TCE/TA) (3)	8.74%		8.55%		5.88%

REGULATORY CAPITAL RATIOS:
Total risk-based capital ratio	13.01%	(4)	13.11%		10.30%
Tier 1 risk-based capital ratio	11.74%	(4)	11.88%		9.00%
Tier 1 leverage capital ratio	9.85%	(4)	9.75%		7.14%
Common equity tier 1 ratio	10.46%	(4)	10.33%		7.24%

	For the quarter ended March 31,
CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY	2016		2015
Beginning balance	$225,886		$144,079
Net income	6,373		4,178
Other comprehensive income, net of tax	2,525		2,221
Common cash dividends declared	(471)		-
Other (5)	830		518
Ending balance	$235,143		$150,996

(1) Includes accumulated other comprehensive income (loss).
(2) Includes accumulated other comprehensive income (loss) and excludes intangible assets.
(3) See GAAP to non-GAAP reconciliations.
(4) Subject to change upon final calculation for regulatory filings due after earnings release.
(5) Includes mostly common stock issued for options exercised and the employee stock purchase plan, as well as stock-based compensation.

	As of
	March 31,		December 31,		March 31,
	2016		2015		2015

	(dollars in thousands)

ANALYSIS OF LOAN DATA	Amount	%	Amount	%	Amount	%
Loan/lease mix:
Commercial and industrial loans	$682,057	36%	$648,160	36%	$534,885	32%
Commercial real estate loans	766,159	41%	724,369	40%	709,682	43%
Direct financing leases	172,774	9%	173,656	10%	167,244	10%
Residential real estate loans	173,096	9%	170,433	10%	163,740	10%
Installment and other consumer loans	71,842	4%	73,669	4%	71,902	5%
Deferred loan/lease origination costs, net of fees	7,895	0%	7,736	0%	6,998	0%
Total loans/leases	$1,873,823	100%	$1,798,023	100%	$1,654,451	100%
Less allowance for estimated losses on loans/leases	27,395		26,141		23,883
Net loans/leases	$1,846,428		$1,771,882		$1,630,568

ANALYSIS OF SECURITIES DATA
Securities mix:
U.S. government sponsored agency securities	$132,742	25%	$213,537	37%	$299,180	47%
Municipal securities	285,009	53%	280,203	49%	243,810	38%
Residential mortgage-backed and related securities	116,452	22%	80,670	14%	91,363	14%
Other securities	3,114	0%	2,699	0%	3,051	1%
Total securities	$537,317	100%	$577,109	100%	$637,404	100%

ANALYSIS OF DEPOSIT DATA
Deposit mix:
Noninterest-bearing demand deposits	$641,859	32%	$615,292	33%	$582,510	34%
Interest-bearing demand deposits	916,455	46%	886,294	47%	794,327	46%
Time deposits	331,786	17%	309,974	16%	279,660	16%
Brokered deposits	99,473	5%	69,106	4%	77,772	4%
Total deposits	$1,989,573	100%	$1,880,666	100%	$1,734,269	100%

ANALYSIS OF BORROWINGS DATA
Borrowings mix:
FHLB advances	$150,500	43%	$151,000	34%	$196,500	35%
Wholesale structured repurchase agreements	100,000	29%	110,000	25%	130,000	23%
Customer repurchase agreements	52,153	15%	73,873	16%	150,796	26%
Federal funds purchased	11,870	3%	70,790	16%	32,540	6%
Junior subordinated debentures	33,378	10%	38,499	9%	40,458	7%
Other	-	0%	-	0%	19,110	3%
Total borrowings	$347,901	100%	$444,162	100%	$569,404	100%

	As of
	March 31,		December 31,		March 31,
	2016		2015		2015

	(dollars in thousands)

NONPERFORMING ASSETS	Amount	%	Amount	%	Amount	%
Nonaccrual loans/leases	$10,772	58%	$10,648	56%	$14,529	48%
Accruing loans/leases past due 90 days or more	47	0%	3	0%	668	2%
Troubled debt restructures - accruing	1,157	6%	1,054	6%	1,348	5%
Total nonperforming loans/leases	11,976	64%	11,705	61%	16,545	55%
Other real estate owned	6,680	36%	7,151	37%	13,245	44%
Other repossessed assets	46	0%	246	1%	326	1%
Total nonperforming assets	$18,702	100%	$19,102	100%	$30,116	100%

	For the quarter ended March 31,
ROLLFORWARD OF ALLOWANCE FOR LOAN/LEASE LOSSES	2016		2015
Beginning balance	$26,141		$23,074
Provision charged to expense	2,073		1,710
Loans/leases charged off	(868)		(1,107)
Recoveries on loans/leases previously charged off	49		206
Ending balance	$27,395		$23,883

Net charge-offs / average loans/leases	0.04%		0.06%

	As of
	March 31,		December 31,		March 31,
	2016		2015		2015

ASSET QUALITY RATIOS
Nonperforming assets / total assets	0.71%		0.74%		1.21%
Allowance / total loans/leases (1)	1.46%		1.45%		1.44%
Allowance / nonperforming loans (1)	228.75%		223.33%		144.35%

(1) Upon acquisition per GAAP, the acquired loans are recorded at market value which eliminated the allowance and impacts these ratios.

		For the Quarter Ended
		March 31,		December 31,		March 31,
		2016		2015		2015

		(dollars in thousands, except per share data)

CONDENSED INCOME STATEMENT
Interest income		$23,502		$22,910		$21,902
Interest expense		2,905		3,024		4,120
Net interest income		20,597		19,886		17,782
Provision for loan/lease losses		2,073		1,177		1,710
Net interest income after provision for loan/lease losses		18,524		18,709		16,072
Noninterest income		6,822		6,178		6,222
Noninterest expense		16,954		15,839		17,205
Net income before taxes		8,392		9,048		5,089
Income tax expense		2,019		2,263		911
Net income attributable to QCR Holdings, Inc. common stockholders		$6,373		$6,785		$4,178

Earnings per common share:
Basic		$0.54		$0.58		$0.52
Diluted		$0.53		$0.57		$0.52

Earnings per common share (basic) LTM (1)		$1.62		$1.64		$1.87

Weighted average common shares outstanding		11,793,620		11,744,495		7,975,910
Weighted average common and common equivalent shares outstanding		11,953,949		11,926,038		8,097,444

AVERAGE BALANCES
Assets		$2,602,350		$2,611,276		$2,506,497
Loans/leases		$1,833,950		$1,764,275		$1,635,705
Deposits		$1,980,056		$1,978,737		$1,747,205
Total stockholders' equity		$231,247		$223,553		$148,139

KEY PERFORMANCE RATIOS AND OTHER METRICS
Return on average assets (annualized) (2)		0.98%		1.04%		0.67%
Return on average total equity (annualized) (2)		11.02%		12.14%		11.28%
Price earnings ratio LTM (1)		14.69	x	14.81	x	9.55
Net interest margin (TEY)		3.59%		3.41%		3.25%
Efficiency ratio		61.83%		60.77%		71.68%
Gross loans and leases / total assets ratio		70.96%		69.34%		66.40%
Full-time equivalent employees		406		406		411

(1	)LTM: Last twelve months.

ANALYSIS OF NET INTEREST INCOME AND MARGIN

	For the Quarter Ended
	March 31, 2016			December 31, 2015			March 31, 2015
	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost

	(dollars in thousands)

Securities (1)	$550,371	$4,685	3.42%	$572,531	$4,673	3.24%	$625,834	$4,492	2.91%
Loans (1)	1,833,950	19,955	4.38%	1,764,275	19,330	4.35%	1,635,705	18,304	4.54%
Other	72,007	204	1.14%	128,691	228	0.70%	99,604	223	0.91%
Total earning assets (1)	$2,456,328	$24,844	4.07%	$2,465,497	$24,231	3.90%	$2,361,143	$23,019	3.95%

Deposits	$1,324,850	$1,290	0.39%	$1,271,612	$1,199	0.37%	$1,161,715	$1,072	0.37%
Borrowings	351,363	1,614	1.85%	374,602	1,825	1.93%	576,845	3,047	2.14%
Total interest-bearing liabilities	$1,676,213	$2,904	0.70%	$1,646,214	$3,024	0.73%	$1,738,560	4,119	0.96%

Net interest income / spread (1)		$21,940	3.37%		$21,207	3.17%		$18,900	2.99%
Net interest margin (1)			3.59%			3.41%			3.25%

(1) Includes nontaxable securities and loans. Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 35% tax rate for each period presented.

			For the Quarter Ended
			March 31, 2016		December 31, 2015		March 31, 2015
ANALYSIS OF NONINTEREST INCOME			(dollars in thousands)

Trust department fees			$1,576		$1,455		$1,633
Investment advisory and management fees			658		721		710
Deposit service fees			931		1,003		901
Gain on sales of residential real estate loans			60		57		86
Gain on sales of government guaranteed portions of loans			879		405		71
Swap fee income			857		535		726
Securities gains, net			358		325		421
Earnings on bank-owned life insurance			394		443		479
Debit card fees			308		290		238
Correspondent banking fees			302		275		320
Participation service fees on commercial loan participations			211		218		222
Fee income from early termination of leases			12		46		85
Credit card issuing fees			137		134		134
Other			139		271		196
Total noninterest income			$6,822		$6,178		$6,222

ANALYSIS OF NONINTEREST EXPENSE

Salaries and employee benefits			$10,801		$10,258		$11,034
Occupancy and equipment expense			1,827		1,535		1,794
Professional and data processing fees			1,447		840		1,471
FDIC insurance, other insurance and regulatory fees			634		573		719
Loan/lease expense			163		281		303
Net cost of operation of other real estate			102		(4)		77
Advertising and marketing			386		532		418
Postage and communications			217		252		249
Stationery and supplies			165		171		143
Bank service charges			416		396		337
Losses on debt extinguishment, net			83		291		-
Correspondent banking expense			177		186		176
Other			536		528		484
Total noninterest expense			$16,954		$15,839		$17,205

		For the Quarter Ended
		March 31,	December 31,	March 31,
	SELECT FINANCIAL DATA - SUBSIDIARIES	2016	2015	2015
		(dollars in thousands)

	TOTAL ASSETS

	Quad City Bank and Trust (1)	$1,361,607	$1,336,572	$1,268,169
	m2 Lease Funds, LLC	205,777	202,685	183,217
	Cedar Rapids Bank and Trust	885,858	866,872	855,417
	Rockford Bank and Trust	367,032	367,472	354,994

	TOTAL DEPOSITS

	Quad City Bank and Trust (1)	$1,029,298	$931,689	$846,090
	Cedar Rapids Bank and Trust	686,548	680,674	648,412
	Rockford Bank and Trust	278,129	272,347	242,669

	TOTAL LOANS & LEASES

	Quad City Bank and Trust (1)	$950,978	$887,882	$790,442
	m2 Lease Funds, LLC	205,214	201,119	182,413
	Cedar Rapids Bank and Trust	628,580	616,615	589,345
	Rockford Bank and Trust	294,266	293,526	276,077

	TOTAL LOANS & LEASES / TOTAL ASSETS

	Quad City Bank and Trust (1)	70%	66%	62%
	Cedar Rapids Bank and Trust	71%	71%	69%
	Rockford Bank and Trust	80%	80%	78%

	ALLOWANCE AS A PERCENTAGE OF LOANS/LEASES

	Quad City Bank and Trust (1)	1.31%	1.35%	1.45%
	m2 Lease Funds, LLC	1.80%	1.87%	1.90%
	Cedar Rapids Bank and Trust	1.66%	1.61%	1.44%
	Rockford Bank and Trust	1.51%	1.45%	1.44%

	NET INCOME (4)

	Quad City Bank and Trust (1)	$3,170	$4,080	$2,975
	m2 Lease Funds, LLC (2)	660	865	651
	Cedar Rapids Bank and Trust	3,052	3,137	2,169
	Rockford Bank and Trust	610	452	465

	RETURN ON AVERAGE ASSETS

	Quad City Bank and Trust (1)	0.95%	1.18%	0.93%
	Cedar Rapids Bank and Trust	1.39%	1.42%	1.03%
	Rockford Bank and Trust	0.66%	0.50%	0.54%

	NET INTEREST MARGIN PERCENTAGE (3)

	Quad City Bank and Trust (1)	3.60%	3.38%	3.11%
	Cedar Rapids Bank and Trust	3.75%	3.63%	3.62%
	Rockford Bank and Trust	3.54%	3.43%	3.44%

(1)	Quad City Bank and Trust figures include m2 Lease Funds, LLC, as this entity is wholly-owned and consolidated with the Bank. m2 Lease Funds, LLC
	is also presented separately for certain (applicable) measurements.
(2)	m2 Lease Funds, LLC net income is post-tax, using an estimated effective tax rate of 35%.
(3)	Includes nontaxable securities and loans. Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using
	a 35% tax rate for each period presented.
(4)	Net income for the quarter ending March 31, 2016 included losses on debt extinguishment (pre-tax) totaling $759 thousand and $524 thousand, respectively,
	at Quad City Bank and Trust and Cedar Rapids Bank and Trust. Net income for the quarter ending December 31, 2015 included losses on debt
	extinguishment (pre-tax) totaling $591 thousand at Rockford Bank and Trust.

	As of
	March 31,	December 31,	March 31,
GAAP TO NON-GAAP RECONCILIATIONS	2016	2015	2015
	(dollars in thousands, except per share data)
TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS RATIO (1)

Stockholders' equity (GAAP)	$235,143	$225,886	$150,996
Less: Intangible assets	4,645	4,694	4,844
Tangible common equity (non-GAAP)	$230,498	$221,192	$146,152

Total assets (GAAP)	$2,640,673	$2,593,198	$2,491,659
Less: Intangible assets	4,645	4,694	4,844
Tangible assets (non-GAAP)	$2,636,028	$2,588,504	$2,486,815

Tangible common equity to tangible assets ratio (non-GAAP)	8.74%	8.55%	5.88%

	For the Quarter ended
	March 31,	December 31,	March 31,
CORE NET INCOME (2)	2016	2015	2015

Net income (loss) (GAAP)	$6,373	$6,785	$4,178

Less nonrecurring items (post-tax) (3):
Income:
Securities gains	$233	$211	$274
Total nonrecurring income (non-GAAP)	$233	$211	$274

Expense:
Losses on debt extinguishment	$54	$189	$-
Accrual adjustments	-	(487)	-
Total nonrecurring expense (non-GAAP)	$54	$(298)	$-

Core net income attributable to QCR Holdings, Inc. common stockholders (non-GAAP) (2)	$6,194	$6,276	$3,904

CORE EARNINGS PER COMMON SHARE (2)

Core net income attributable to QCR Holdings, Inc. common stockholders (non-GAAP) (from above)	$6,194	$6,276	$3,904

Weighted average common shares outstanding	11,793,620	11,744,495	7,975,910
Weighted average common and common equivalent shares outstanding	11,953,949	11,926,038	8,097,444

Core earnings per common share (non-GAAP):
Basic	$0.53	$0.53	$0.49
Diluted	$0.52	$0.53	$0.48

CORE RETURN ON AVERAGE ASSETS (2)

Core net income attributable to QCR Holdings, Inc. common stockholders (non-GAAP) (from above)	$6,194	$6,276	$3,904

Average Assets	$2,602,350	$2,611,276	$2,506,497

Core return on average assets (annualized) (non-GAAP)	0.95%	0.96%	0.62%

(1) This ratio is a non-GAAP financial measure. The Company's management believes that this measure is important to many investors in the marketplace who are interested in changes period-to-period in common equity.
(2) Core net income, core net income attributable to QCR Holdings, Inc. common stockholders, core earnings per common share and core return on average assets are non-GAAP financial measures. The Company's management believes that these measure are important to investors as they exclude non-recurring income and expense items, therefore, they provide a more realistic run-rate for future periods.
(3) Nonrecurring items (post-tax) are calculated using an estimated effective tax rate of 35%.

Contact:
Todd A. Gipple
Executive Vice President
Chief Operating Officer
Chief Financial Officer
(309) 743-7745